UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2018

THE KILEY GROUP, INC.


Delaware                                                           			65-0766749


The Kiley Group, Inc.
710 N Post Oak
Suite 2110
                                                      Houston, TX 				77024

Registrants telephone number, including area code 832 617 4006


















Item 5.02 Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers

On August 28, 2018, the Board of Directors elected Charles Toepfer as the new CEO and Director. Whereas, the Board received and accepted a letter of resignation from Robert Bryan (from the position of Director and Chief Executive Officer) to allow for the appointments of new Officers and Directors.

On November 2, 2021, the Board of Directors elected and appointed Thanikasalam Perumal Sundreson, Jon Bianco, and
Myron Goins directors of the Company. Also on November 2, 2021, Thanikasalam Perumal Sundreson was elected and appointed President, Jon Bianco was elected and appointed Senior Vice President, and Myron Goins as Secretary,
Treasurer, and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


      THE KILEY GROUP, INC.


Dated: January 5, 2022				By: /s/ Charles Toepfer
							       Name: Charles Toepfer
							       Title: Chief Executive Officer